UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2017

BIOTRICITY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-201719	47-2548273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

275 Shoreline Drive, Suite 150 Redwood City, California 94065	94065
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 214-3678

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of

     Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 27, 2017, the Board of Directors (the “Board”) of Biotricity, Inc. (the “Company”) appointed John Ayanoglou, age 51, as the Company’s Chief Financial Officer.

Mr. Ayanoglou has served as Chief Financial Officer of four financial services firms, three of which were publicly-listed companies. Mr. Ayanoglou currently serves as a director of Build Capital since October 2017. Prior to that, from October 2011 through October 26, 2017, Mr. Ayanoglou served as Executive Vice President of Build Capital. Prior to this, from May 2008 through September 2011, he served as Chief Financial Officer and Senior Vice President of Equitable Group Inc. (TSX: ETC) and its wholly-owned, OSFI-regulated subsidiary, Equitable Bank. Mr. Ayanoglou transitioned to Equitable after serving as CFO, Vice President and Corporate Secretary of Xceed Mortgage Corporation (TSX: XMC), from August 2000 through May 2008, where he worked with an executive team that managed through performance standards, used focused strategic planning processes and 360 degree feedback loops. Mr. Ayanoglou has extensive experience in business consolidations, operating systems implementations and audit of integrated processes and systems. Mr. Ayanoglou has counseled management on techniques to mitigate risks and establish more efficient, effective operations. During his career, Mr. Ayanoglou has kept pace with the rapid escalation of regulatory, public reporting and corporate governance requirements, which have characterized and shaped his responsibilities as CFO. He is a chartered accountant and a member of CPA Canada, Financial Executives International and has his ICD.D designation from the Institute of Corporate Directors at the Rotman School of Business.

In connection with Mr. Ayanoglou’s appointment as Chief Financial Officer, the Company agreed to pay Mr. Ayanoglou  a base salary of CDN$180,000. In addition, the Company agreed to grant Mr. Ayanoglou warrants to purchase 200,000 shares of the Company’s common stock. The warrants will vest monthly on a pro-rata basis over a period of 12 months. The warrants will have an exercise price equal to the closing price of the Company’s common stock as reported on the OTCQB marketplace on the date of vesting. If Mr. Ayanoglou is terminated without cause, he will be entitled to severance pay equal to 6 months salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 2, 2017

BIOTRICITY, INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer

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